Exhibit 23.2

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-88442, 33-99196, 33-94974, 333-65799, 333-36159,
333-82418,  and  333-82416)  and on Form S-3 (File  Nos.  333-90017,  333-76614,
333-92174 and 333-102334) of Data Systems & Software Inc. of our report dated April 12, 2005, relating to the financial statements of Data Systems & Software Inc. which appear in this Annual Report on Form 10-K.


/s/ Kesselman & Kesselman
Certified Public Accountants
A member of PricewaterhouseCoopers International Limited


Tel Aviv, Israel
April 14, 2005